Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Clixster Mobile Group Inc a Texas corporation (the "Company") on Form 10-Q for the nine months period ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Noor Azlan Khamis, I, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Clixster Mobile Group Inc, and will be retained by Clixster Mobile Group Inc and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Noor Azlan Khamis
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Noor Azlan Khamis
Chief Executive Officer
June 23, 2014